UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K/A
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 29, 2008

All-State Properties L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	0-12895	59-2399204
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

106 Glenwood Dr. S.,
Liverpool, NY 13090
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

315-451-7515
(ISSUER TELEPHONE NUMBER)

360 Main Street P.O. Box 393
Washington, VA 22747
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDMENT NO. 1 TO
CURRENT REPORT ON FORM 8-K /A

All-State Properties L.P.

EXPLANATORY NOTES

This Amendment No. l on Form 8-K/A to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on February 29, 2008 by All-State Properties L.P. in respect to a change in the date the events occurred.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 3, 2008, Greenwich Holdings, LLC (“Greenwich”), a New York limited liability company, entered into an agreement (the “Agreement”) with All-State Properties L.P., a Delaware limited partnership (the “Company” or "ASP").

Under the terms of the Agreement, Greenwich has agreed to purchase a control block consisting of approximately fifty and one-thousandth percent (50.001%) of the outstanding common units of the Company (the “Control Block”).  In consideration for the Control Block, Greenwich agreed to pay the Company $188,000.

Finally, each party has agreed to bear its own costs in connection with the preparation, execution and delivery of the Agreement.

A copy of the Agreement entered into by and between Belmont and ASP is attached as exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Joseph Meuse resigned as the Company’s General Partner effective as of March 3, 2008.  At the time of resignation, Mr. Rosenthal was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On March 3, 2008, Mr. Garry McHenry was appointed as the Company’s General Partner.  As of the date of this filing, Mr. Garry McHenry has not been appointed to any committee of the board of directors.

Mr. Garry McHenry, General Partner of All-State Properties, L.P.

Garry McHenry, age 50, started his career in the Telecommunications field in 1991 with Protel, a leading manufacturer of public payphones, where he helped develop one of the first fixed wireless public payphones.  He has also served as Manager of Engineering of Wireless Payphones with Technology Service Group (which was one of the leading suppliers to Bell South), as Manager of South-Eastern Sales with U.S. Long Distance, LCI and Qwest Communications, and as Manager of International Sales for American International Telephone where he was responsible for the Nortel switching equipment line of products.  He is currently President of Digital Utilities, Inc.  Mr. McHenry is a graduate of the Rochester Institute of Technology.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information:
None
(c)	Exhibits:
10.1	Agreement dated March 3, 2008 between Greenwich Holdings, LLC and All-State Properties L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

All-State Properties L.P.

Date: March 3, 2008	By:	/s/ Garry McHenry
Garry McHenry General Partner